                      AMENDED AND RESTATED ESCROW AGREEMENT

      ESCROW AGREEMENT, dated as of July 30, 1999, by and among VACATION EMPORIUM CORPORATION, a Nevada corporation (the "Company") with its address at 90 Madison Street, Denver, Colorado 80806, Shawn D. Baldwin (the "Subscriber"), an individual with his address listed opposite his signature below, and BRYAN CAVE LLP (the "Escrow Agent"), with its address at 245 Park Avenue, New York, New York 10167-0034. The parties entered into an Escrow Agreement, dated July 30, 1999, which, among other things, provided for the escrow of shares purchased by Subscriber from the Company. The parties wish to correct certain errors contained in the Escrow Agreement and, as so corrected, to restate in its entirety the Escrow Agreement. Accordingly, the Subscriber, the Company and the Escrow Agent hereby do amend and restate in its entirety the Escrow Agreement as follows:

                              W I T N E S S E T H:

      WHEREAS, the Company and the Subscriber are parties to a certain Amended and Restated Subscription and Rights Agreement of even date herewith (the "Subscription Agreement") pursuant to which the Subscriber is subscribing for and purchasing from the Company 351,282 shares of the Company's common stock, par value $.001 per share (the "Shares"), as more particularly set forth therein;

      WHEREAS, the Company has entered into a non-binding letter of intent with Charles V. Payne ("Payne") describing the intent of the parties that the Company acquire from Payne all of the issued and outstanding shares of capital stock of Wall Street Strategies, Inc., a Delaware corporation ("WSS"; such acquisition (or proposed acquisition) referred to herein as the "WSS Acquisition");

      WHEREAS, the Subscriber and the Company are entering into an employment agreement of even date herewith (the "Employment Agreement"), pursuant to which Employment Agreement the Subscriber is to be employed by the Company on the terms and conditions set forth therein; and

      WHEREAS, the Subscription Agreement provides, among other things, that, simultaneously herewith, the Company, the Subscriber and the Escrow Agent shall execute this Escrow Agreement and, simultaneously herewith or as soon hereafter as practicable, the Company shall deposit into escrow with the Escrow Agent, to be held in accordance with the terms hereof, stock certificates representing 263,461 of the Shares (the "Escrow Shares"), registered in the name of the Subscriber on the books and records of the Company, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank, in either case with signature guaranteed.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. DEPOSIT. (a) Simultaneously with the execution hereof, or as soon hereafter as practicable, the Company, on behalf of the Subscriber, is delivering or will deliver to the Escrow

Agent stock certificates evidencing the Escrow Shares registered in the name of the Subscriber on the books and records of the Company (which stock certificates are, or at the time of deposit will be more fully described on the annexed
Schedule I), duly endorsed in blank by the Subscriber with signature guaranteed or accompanied by stock powers duly endorsed in blank by the subscriber (such stock certificates, as so endorsed or accompanied by stock powers, are referred to herein, individually, as a "Stock Certificate" and collectively, as the "Stock Certificates").

            (b) The Escrow Agent, upon receipt of the Stock Certificates, will execute the receipt therefor attached as Exhibit A and deliver copies of such receipt to the Company and the Subscriber.

            (c) The Escrow Agent agrees to hold the Stock Certificates in escrow and to act with respect thereto and otherwise as hereinafter set forth.

      2.    DISPOSITION OF THE ESCROW.

            (a) On October 28, 1999, the Escrow Agent will release from escrow and deliver to the Subscriber 87,820 Shares in accordance with the terms of the Escrow Agreement.

            (b) On April 7, 2000, the Escrow Agent will release from escrow and deliver to the Subscriber 175,641 of the Escrow Shares in accordance with the terms of the Escrow Agreement.

            (c) If the Subscriber's employment by the Company is terminated during the Escrow Period by reason of the Subscriber's death or Disability (as defined in the Employment Agreement), the Company will deliver written notice of such termination (a "Death/Disability Notice") to the Escrow Agent, with a copy of the Death/Disability Notice to be delivered simultaneously to the Subscriber or his estate or legal representative (as the case may be) and evidence of delivery of such copy to be delivered simultaneously to the Escrow Agent. If, at any time following such termination by reason of death or disability, the Company has not delivered a Death/Disability Notice, the Subscriber, the administrator of his estate or his legal representative (as the case may be) may deliver a Death/Disability Notice to the Escrow Agent (together with evidence of the administrator's or legal representative's legal authority ("Authority Evidence"), as applicable). A copy of such Death/Disability Notice and Authority Evidence shall be delivered simultaneously to the Company and evidence of delivery of such copy shall be delivered to the Escrow Agent. Provided the Escrow Agent has not received from the Company or the Subscriber or his estate or legal representative, within twenty (20) days after receipt of the Death/Disability Notice (the "Contest Period"), written notice contesting the Death/Disability Notice (a "Contest Notice"), the Escrow Agent will release from escrow and deliver to the Subscriber or his estate or legal representative, as the case may be, all of the Stock Certificates (and the Shares represented thereby) then held in escrow by the Escrow Agent.

            (d) If the Escrow Agent receives a Contest Notice during the Contest Period, the Escrow Agent shall continue to hold all Stock Certificates (and Shares represented thereby) then held by it in escrow pursuant to the terms hereof, and shall make no further releases of Stock Certificates hereunder unless and until it receives written instructions specifying

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disposition of the Stock Certificates executed by the Company and the
Subscriber, the administrator of his estate or his legal representative, as the case may be. If the Escrow Agent receives no such written instructions during the ninety (90) day period following receipt of the Contest Notice, the Escrow Agent shall deposit all Stock Certificates then held by it with a court of competent jurisdiction to be held pending resolution of the dispute between the Company and the Subscriber or his estate or legal representative, and thereafter, the Escrow Agent shall have no further duties or obligations hereunder.

            (e) If the Subscriber's employment by the Company is terminated during the Escrow Period other than by reason of the Subscriber's death or Disability and without Cause (as defined in the Employment Agreement), either the Subscriber or the Company may deliver written notice of such termination (a "Non-Cause Notice") to the Escrow Agent, with a copy of the Non-Cause Notice to be delivered simultaneously to the other party (the "Non-Cause Notice Recipient") and evidence of delivery of such copy to be delivered simultaneously to the Escrow Agent. Provided the Escrow Agent has not received from the Non-Cause Notice Recipient, within twenty (20) days after receipt of the Non-Cause Notice (the "Non-Cause Contest Period"), written notice contesting the Non-Cause Notice (a "Non-Cause Contest Notice"), the Escrow Agent will release from escrow and deliver to the Subscriber all of the Stock Certificates (and the Shares represented thereby) then held in escrow by the Escrow Agent.

            (f) If the Escrow Agent receives a Non-Cause Contest Notice during the Non-Cause Contest Period, the Escrow Agent shall continue to hold all Stock Certificates (and Shares represented thereby) then held by it in escrow pursuant to the terms hereof, and shall make no further releases of Stock Certificates hereunder unless and until it receives written instructions specifying disposition of the Stock Certificates executed by the Company and the Subscriber. If the Escrow Agent receives no such written instructions during the ninety (90) day period following receipt of the Non-Cause Contest Notice, the Escrow Agent shall deposit all Stock Certificates then held by it with a court of competent jurisdiction to be held pending resolution of the dispute between the Company and the Subscriber and thereafter, the Escrow Agent shall have no further duties or obligations hereunder.

            (g) The Company and the Subscriber acknowledge that, pursuant to the terms of the Subscription Agreement, if the Subscriber's employment with the Company is terminated during the Escrow Period for Cause, the Company has agreed to repurchase the Shares then held in escrow pursuant hereto from the Subscriber on the terms specified in the Subscription Agreement. In such event, the Company will, on the date of such repurchase, provide the Escrow Agent with written notice of such repurchase (a "Termination Repurchase Notice"), and the Escrow Agent will, promptly upon receipt of such notice, release from escrow and deliver to the Company all of the Stock Certificates (and the Shares represented thereby) then held by the Escrow Agent.

            (h) Notwithstanding the provisions of Section 2(g) above, upon termination of the Subscriber's employment with the Company during the Escrow Period for Cause, either the Company or the Subscriber may, prior to the delivery to the Escrow Agent of a Termination Repurchase Notice, deliver to the Escrow Agent written notice (a "Termination Contest Notice") contesting the termination of employment and/or the obligation under the Subscription

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Agreement to sell and purchase the Shares then held in escrow. The party delivering the Termination Contest Notice to the Escrow Agent shall simultaneously deliver a copy of such notice to the other party hereto and evidence of delivery of such copy shall be delivered simultaneously to the Escrow Agent. Upon receipt of a Termination Contest Notice, the Escrow Agent shall thereafter continue to hold all Stock Certificates (and Shares represented thereby) then held by it in escrow pursuant to the terms hereof, and shall make no further releases of Stock Certificates hereunder unless and until it receives a Termination Repurchase Notice or other written instructions specifying disposition of the Stock Certificates then held by it executed by the Company and the Subscriber. If the Escrow Agent receives no Termination Repurchase Notice or other such written instructions during the ninety (90) day period following receipt of the Termination Contest Notice, the Escrow Agent shall deposit all Stock Certificates then held by it with a court of competent jurisdiction to be held pending resolution of the dispute between the Company and the Subscriber, and thereafter, the Escrow Agent shall have no further duties or obligations hereunder.

      3. TERMINATION UPON FINAL DISPOSITION. This Escrow Agreement shall terminate upon the final disposition of the Stock Certificates and may be terminated at any time prior thereto by and upon receipt by the Escrow Agent of written notice of termination signed by the Company and the Subscriber directing the disposition of the Stock Certificates.

      4. RIGHTS IN RESPECT OF SHARES HELD IN ESCROW. All rights in connection with or incident to the ownership of the Shares, including without limitation, the right to exercise any and all voting rights associated with the Shares and the right to receive and retain any and all dividends or other distributions in respect of the Shares, during the period such Shares are held in escrow pursuant hereto, shall be vested solely in the Subscriber.

      5. ESCROW PROVISIONS. (a) The obligations and duties of the Escrow Agent in connection herewith are confined to those specifically enumerated herein and the Escrow Agent shall not be liable or responsible for any act or failure to act on its part except for its own willful misconduct or gross negligence.

            (b) The duties of the Escrow Agent hereunder shall be limited to the safekeeping of the Stock Certificates and the disposition of the same solely in accordance with the terms and conditions hereof and no implied duties or obligations shall be read herein against the Escrow Agent.

            (c) The Escrow Agent may act or refrain from acting with respect to any matter referred to herein in full reliance upon the advice of counsel of its choice, and shall be fully protected and released as to any matter with respect to which it shall have acted or refrained from acting upon the advice of such counsel.

            (d) The Escrow Agent may rely or act upon orders or directions, instruments or signatures believed by it to be genuine and may assume that any person purporting to give any written notice, advice or instruction in connection therewith has been fully authorized to do so.

            (e) The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supercedence of the terms and conditions contained herein unless the same shall be in writing and signed by the other parties hereto. However, the Escrow Agent's duties as Escrow Agent hereunder shall not be affected, unless the Escrow Agent shall have given its prior written consent thereto.

            (f) If the Escrow Agent shall be uncertain as to its duties or rights hereunder, then Escrow Agent shall refrain from taking any action other than to keep safely the Stock Certificates, until it shall be directed otherwise in writing jointly by the Company and the Subscriber or by a final judgment or order of a court of competent jurisdiction. Any such judgment shall be delivered to the Escrow Agent with a written opinion of counsel setting forth that such judgment is final and that such court is a court of competent jurisdiction and that Escrow Agent shall be fully protected in relying thereon.

            (g) The Escrow Agent shall not be required to institute or defend any action or legal proceeding involving the terms and conditions contained herein. For all payments and deliveries made by the Escrow Agent in accordance with the provisions hereof, the Escrow Agent shall have full release, discharge and acquittance and shall not be subject to any claim on the part of any persons beneficially interested hereunder. It is expressly understood by the Company and the Subscriber agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its successors and assigns from and against any and all claims, disputes or defenses which may arise between the Company and the Subscriber.

            (h) The Company and the Subscriber shall reimburse and indemnify the Escrow Agent for, and hold it harmless against, any and all loss, liability, costs or expenses in connection herewith including reasonable attorneys' fees, incurred on the part of the Escrow Agent or arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Escrow Agreement, as well as the reasonable costs and expenses of defending against any claim or liability arising out of or relating to this Escrow Agreement, except for such loss, liability, costs or expenses resulting from Escrow Agent's own gross negligence or willful misconduct. Such obligations shall be borne by the Company.

      (i) The Escrow Agent may at any time resign hereunder by giving written notice of resignation to the other parties hereto at least ten days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation, the Stock Certificates then held by the Escrow Agent hereunder shall be turned over to a new escrow agent designated in writing by the Escrow Agent who shall be reasonably acceptable to the Company and the Subscriber and who shall have accepted all of the terms hereof, whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate. If no such person shall have been approved by the Company and the Subscriber by such date, the Escrow Agent shall be entitled to deposit the Stock Certificates with a court of competent jurisdiction whereupon all of the Escrow Agent's obligations hereunder shall cease and terminate.

      6. NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received
(a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            If to the Company:

            Vacation Emporium Corporation
            90 Madison Street
            Denver, Colorado  80806

            If to the Subscriber:

            To the address listed opposite the Subscriber's signature below

            If to the Escrow Agent to:

            Bryan Cave LLP
            245 Park Avenue
            New York, New York  10167-0034
            Telecopier: (212) 692-1900
            Attn.: Steven A. Saide, Esq.

            A copy of all notices and communications hereunder shall be sent to:

            Bryan Cave LLP
            245 Park Avenue
            New York, New York  10167-0034
            Telecopier: (212) 692-1900
            Attn.: Steven A. Saide, Esq.

      or such other address as may be designated in writing hereafter, in the same manner, by such person.

      7. WAIVER. No waiver by any party of any breach of any term contained in this Escrow Agreement, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any such breach or a waiver of any breach of any other term contained in this Escrow Agreement.


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      8. COUNTERPARTS. This Escrow Agreement may be executed in counterparts, each of which shall be deemed as original and which counterparts together shall constitute one and the same instrument.

      9. APPLICABLE LAW. This Agreement is intended to be construed solely in accordance with and governed solely by the laws of the State of New York pertaining to contracts made and fully performed therein (without giving effect to choice of law principles).

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                       ESCROW AGENT:

                                       BRYAN CAVE LLP

                                       By: /s/  Steven A. Saide
                                           -------------------------------------
                                       Name:  Steven A. Saide
                                       Title: Partner


                                       THE COMPANY:

                                       VACATION EMPORIUM CORPORATION

                                       By: /s/ Ian Rice
                                           -------------------------------------
                                       Name: Ian Rice
                                       Title: Chairman


                                       THE SUBSCRIBER:

                                       /s/ Shawn D. Baldwin
                                       -----------------------------------------
                                       Name:          Shawn D. Baldwin
                                       Address:       680 North Lake Shore Drive
                                                      Apt. 407
                                                      Chicago, Illinois  60611
                                       No. of Shares: 351,282


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                                   Schedule I

Subscriber and Address        Stock Certificate #(s)       Number of Shares
----------------------        ----------------------       ----------------

Shawn D. Baldwin                       2008                      87,821
680 North Lake Shore Drive             2009                      87,820
Apt. 407                               2010                     175,641
Chicago, Illinois 60611

                                    Exhibit A

                                     Receipt

            Reference is made to the Escrow Agreement (the "Escrow Agreement") dated July 30, 1999 among Vacation Emporium Corporation (the "Company"), the individual listed on Schedule I to the Escrow Agreement, a copy of which
Schedule is annexed hereto, and Bryan Cave LLP as escrow agent (the "Escrow Agent"). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Escrow Agreement. By its signature below, the Escrow Agent acknowledges receipt of the Stock Certificates listed on Schedule I to the Escrow Agreement.


                                       /s/  Bryan Cave LLP
                                       ---------------------------------------
                                       BRYAN CAVE LLP